                                                                      EXHIBIT 99

         ENTERTAINMENT PROPERTIES REPORTS RECORD SECOND QUARTER RESULTS
                           AND INCREASES 2006 GUIDANCE

Kansas City, MO, July 31, 2006 -- Entertainment Properties Trust (NYSE:EPR), today announced operating results for the second quarter ended June 30, 2006. The Company reported record quarterly revenues, net income and funds from operations (FFO).

Total revenue increased 26% to $51.2 million for the second quarter compared to $40.8 million for the same quarter in 2005. Net income available to common shareholders increased 24% to $17.9 million from $14.4 million for the same quarter last year. Net income on a diluted per common share basis increased 18% to $0.67 per share from $0.57 per share in the same quarter last year.

Funds from operations (FFO) for the second quarter increased 20% to $25.5 million from $21.2 million compared to the same quarter last year. FFO per diluted common share increased 16% to $0.96 per share from $0.83 per share for the same quarter last year.

For the six months ended June 30, 2006, total revenue increased 23% to $97.0 million compared to $78.7 million for the same period in 2005. Net income available to common shareholders increased 22% to $33.7 million from $27.6 million for the same period last year. Net income on a diluted per common share basis increased 17% to $1.28 from $1.09 a year ago. FFO for the six months ended June 30, 2006 increased 19% to $48.7 million from $40.9 million a year ago. FFO per diluted common share increased 15% to $1.85 per share from $1.61 per share for the same period last year.

The Company's operating results were impacted by three significant, non-recurring items that occurred in the second quarter ended June 30, 2006. These three items netted together to increase net income and FFO by approximately $900,000 or $0.03 cents per diluted common share. First, the Company recorded as rental revenue a lease termination fee of $4.0 million received from its ground lease tenant in Hialeah, Florida. The property was subsequently leased to an unrelated tenant. Second, the Company recorded $1.4 million in share based compensation in connection with an executive's retirement. In exchange for a consulting and non-compete agreement with a term of five years, the executive's share based awards will continue to vest per their original vesting schedules. Third, the Company also recorded additional expense of $1.7 million related to all unvested restricted share awards from prior years issued under the Company's annual bonus plan. Previously, such awards were expensed over their related vesting periods.

DIVIDEND INFORMATION

On June 14, 2006, the Company declared a regular quarterly dividend of $0.6875 per common share, which was paid on July 14, 2006 to common shareholders of record on June 30, 2006. The second quarter cash dividend represents an annualized dividend amount of $2.75 per common share and represents a 10% increase compared to the second quarter last year. The Company also declared and paid a second quarter cash dividend of $0.59375 per share on the 9.5% Series A Preferred Shares and a cash dividend of $0.484375 per share on the 7.75% Series B Preferred Shares issued in January 2005.

CAPITAL MARKETS

On May 22, 2006, the Company obtained non-recourse mortgage loans totaling $31.0 million. These mortgages are secured by theatre properties located in Hurst, Texas and Mesa, Arizona. The mortgage loans bear interest at 6.3715%, mature on June 1, 2016 and require monthly principal and interest payments totaling $207 thousand with a final principal payment at maturity totaling $24.4 million.

On June 6, 2006, the Company increased the size of its unsecured revolving credit facility from $200 million to $235 million.

INVESTMENT ACTIVITY

During the three months ended June 30, 2006, the Company completed development of a megaplex theatre property in Garner, North Carolina. The White Oak Village Cinema 14 is operated by Consolidated Theatres and was completed for a total development cost (including land and building) of approximately $8.2 million. The Company purchased the land in 2005 for $1.3 million. This theatre is leased under a long-term triple-net lease.

The Company's theatre development program remains strong. As of June 30, 2006, the Company had six theatre development projects under construction for which it has agreed to either finance the development costs or purchase the theatre upon completion. These theatres are expected to have a total of 97 screens and their development costs (including land) are expected to be approximately $92.0 million.

For the six months ended June 30, 2006, the Company's investments totaled $79.1 million. Management now expects capital expenditures to be approximately $140 million for 2006.

EARNINGS GUIDANCE

Management is raising its previously announced 2006 FFO guidance to a range of $3.70 - $3.76 per diluted common share from the previous range of $3.65 - $3.75 per diluted common share. This increase in guidance reflects the Company's performance to date, including the additional $.03 cents per diluted common share from the three significant, non-recurring items in the second quarter discussed above, and management's expectation for the timing of additional real estate investments and financing activity over the remainder of 2006.

                         ENTERTAINMENT PROPERTIES TRUST
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                               THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                               ---------------------------   -------------------------
                                                      2006      2005               2006      2005
                                                    -------   -------            -------   -------
Rental revenue                                      $44,480   $36,138            $83,610   $70,288
Tenant reimbursements                                 3,526     3,091              6,976     6,070
Other income                                            819     1,073              2,282     1,887
Mortgage financing interest                           2,355       472              4,179       472
                                                    -------   -------            -------   -------
      Total revenue                                  51,180    40,774             97,047    78,717

Property operating expense                            4,802     3,749              9,573     7,613
Other operating expense                                 969       516              2,007     1,163
General and administrative expense                    5,295     2,304              7,777     4,037
Costs associated with loan refinancing                   --        --                673        --
Interest expense, net                                11,706    10,239             22,945    19,761
Depreciation and amortization                         7,805     6,832             15,301    13,370
                                                    -------   -------            -------   -------
      Income before gain on sale of land and
         income from joint ventures                  20,603    17,134             38,771    32,773
Gain on sale of land                                     --        --                345        --
Equity in income from joint ventures                    192       188                376       362
                                                    -------   -------            -------   -------
      Net income                                    $20,795   $17,322            $39,492   $33,135
Preferred dividend requirements                      (2,916)   (2,916)            (5,831)   (5,522)
                                                    -------   -------            -------   -------
      Net income available to
         common shareholders                        $17,879   $14,406            $33,661   $27,613
                                                    =======   =======            =======   =======
Net income per common share:
   Basic                                            $  0.68   $  0.58            $  1.30   $  1.11
                                                    =======   =======            =======   =======
   Diluted                                          $  0.67   $  0.57            $  1.28   $  1.09
                                                    =======   =======            =======   =======
Dividends per common share                          $0.6875   $0.6250            $1.3750   $1.2500
                                                    =======   =======            =======   =======

                         ENTERTAINMENT PROPERTIES TRUST
          RECONCILIATION OF NET INCOME AVAILABLE TO COMMON SHAREHOLDERS
                          TO FUNDS FROM OPERATIONS (A)
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                     ---------------------------   -------------------------
                                                            2006      2005               2006      2005
                                                          -------   -------            -------   -------
Net income available to common shareholders               $17,879   $14,406            $33,661   $27,613
Add: Real estate depreciation and amortization              7,602     6,751             14,898    13,212
Add: Allocated share of joint venture depreciation             61        61                121       120
                                                          -------   -------            -------   -------
      FFO available to common shareholders                 25,542    21,218             48,680    40,945
                                                          =======   =======            =======   =======
FFO per common share:
   Basic                                                  $  0.97   $  0.85            $  1.87   $  1.64
   Diluted                                                   0.96      0.83               1.85      1.61
Shares used for computation (in thousands):
   Basic                                                   26,285    24,984             25,989    24,949
   Diluted                                                 26,666    25,475             26,380    25,429
Other financial information:
   Straight-lined rental revenue                          $   661   $   533            $ 1,153   $ 1,045

(A) The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to Generally Accepted Accounting Principles (GAAP) net income available to common shareholders and earnings per share. FFO, as defined under the revised NAREIT definition and presented by us, is net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or the Company's cash flows or liquidity as defined by GAAP.

                         ENTERTAINMENT PROPERTIES TRUST
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                            AS OF             AS OF
                                                        JUNE 30, 2006   DECEMBER 31, 2005
                                                        -------------   -----------------
                                                         (UNAUDITED)
                        ASSETS
Rental properties, net                                    $1,328,685        $1,283,988
Property under development                                    27,701            19,770
Mortgage note and related accrued interest receivable         65,740            44,067
Investment in joint ventures                                   2,240             2,297
Cash and cash equivalents                                      7,477             6,546
Restricted cash                                                4,690            13,124
Intangible assets, net                                        10,299            10,461
Deferred financing costs, net                                 11,388            10,896
Other assets                                                  29,973            23,016
                                                          ----------        ----------
   Total assets                                           $1,488,193        $1,414,165
                                                          ==========        ==========
      LIABILITIES AND SHAREHOLDERS' EQUITY
Common dividends payable                                  $   18,190        $   15,770
Preferred dividends payable                                    2,916             2,916
Unearned rents                                                 1,188             1,304
Accounts payable and accrued liabilities                       8,043             7,928
Long-term debt                                               733,265           714,591
                                                          ----------        ----------
   Total liabilities                                         763,602           742,509
Minority interest                                              5,035             5,235
Shareholders' equity                                         719,556           666,421
                                                          ----------        ----------
   Total liabilities and shareholders' equity             $1,488,193        $1,414,165
                                                          ==========        ==========

ABOUT ENTERTAINMENT PROPERTIES TRUST

Entertainment Properties Trust is a real estate investment trust (REIT) and is the largest owner of entertainment real estate in North America, owning megaplex movie theatre properties, entertainment retail centers and other specialty properties in metropolitan markets in the U.S. and Canada. Since November of 1997, EPR has acquired more than $1.4 billion of properties. The Company's common shares of beneficial interest trade on the New York Stock Exchange under the ticker symbol EPR. Entertainment Properties Trust Company contact: Jon Weis, 30 Pershing Road, Suite 201, Kansas City, Missouri 64108; 888/EPR-REIT; fax:
816/472-5794. The Company website is at www.eprkc.com.

Safe Harbor Statement: This press release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, identified by such words as "will be," "intend," "continue," "believe," "may," "expect," "hope," "anticipate," "goal", "forecast" or other comparable terms. The Company's actual financial condition, results of operations, funds from operations, or business may vary materially from those contemplated by such forward-looking statements and involve various risks and uncertainties. A discussion of the risks and uncertainties that could cause actual results to differ materially from those forward-looking statements is contained in the Company's SEC filings, including the Company's annual report on Form 10-K for the year ended December 31, 2005. Investors are cautioned not to place undue reliance on any forward-looking statements.